UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2018

RESTORATION ROBOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

128 Baytech Drive

San Jose, California

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 883-6888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2018, Emmett Cunningham, Jr., M.D., Ph.D. and the Board of Directors (the “Board”) of Restoration Robotics, Inc. (the “Company”) determined that Dr. Cunningham will not stand for re-election at the Company’s 2018 annual meeting of the stockholders (the “2018 Annual Meeting”). Dr. Cunningham’s decision not to stand for re-election is due to his ongoing and anticipated future commitments as a Managing Director of Clarus Ventures and is not due to any disagreement with the Company, the Board or the management of the Company. In connection with the foregoing, the Board approved a reclassification of its director classes, effective at the 2018 Annual Meeting, in order to achieve a more equal balance of membership among the Company’s three classes of directors. In particular, effective at the cessation of Dr. Cunningham’s term as a Class I director at the 2018 Annual Meeting, Gil Kliman, M.D., one of the Company’s Class II directors, will be reclassified as a Class I director and stand for re-election at the 2018 Annual Meeting and the size of the Board will be reduced to six members. The reclassification results in an equal number of Class I, Class II and Class III directors.

In addition, on April 18, 2018, the Board approved the appointment of Keith J. Sullivan to the Board effective as of July 1, 2018 as a Class II director (with a term expiring at the Company’s 2019 annual meeting of stockholders). In light of current commitments, Mr. Sullivan is not available to serve as a member of the Board until July 1, 2018.

Mr. Sullivan, 60, previously served as Chief Commercial Officer and President, North America of ZELTIQ Aesthetics, Inc., a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform under the Coolsculpting® brand, from January 2016 until the acquisition of ZELTIQ by Allergan, Inc. in April 2017. Mr. Sullivan previously served as Senior Vice President and Chief Commercial Officer of ZELTIQ from November 2014 until January 2016 and as Senior Vice President of Worldwide Sales and Marketing from July 2013 through October 2014. Mr. Sullivan, who has more than 30 years of senior sales leadership experience in the medical device industry, has previously held leadership positions with Medicis Pharmaceuticals, Reliant Technologies, Medtronic, Vision Quest Laser Center and Coherent Medical. Mr. Sullivan received a Bachelor of Business Administration from the College of William and Mary.

Mr. Sullivan will receive the Company’s standard non-employee director compensation as described under “Director Compensation” in the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on October 6, 2017. Pursuant to this program, upon appointment to the Board, Mr. Sullivan will receive an option under the Company’s 2017 Equity Incentive Plan to purchase 27,417 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the date of the grant. The option will vest and become exercisable as to 1/36th of the shares subject to the option on each monthly anniversary of the date of appointment to the Board, subject to Mr. Sullivan’s continued service to the Company through each applicable vesting date. The Company will enter into an indemnification agreement with Mr. Sullivan, the form of which was filed as Exhibit 10.36 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 18, 2017.

There have not been any transactions since the beginning of the Company’s last fiscal year, nor are there any proposed transactions, in which the Company was or is to be a participant involving amounts exceeding $120,000 and in which Mr. Sullivan had or will have a direct or indirect material interest. There are no arrangements or understandings between Mr. Sullivan and the Company or any other persons pursuant to which Mr. Sullivan was appointed as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION ROBOTICS, INC.

Date: April 20, 2018	By:	/s/ Ryan Rhodes
Ryan Rhodes
President and Chief Executive Officer